UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Securities Holders.

On February 23, 2023, TeraWulf Inc. (“TeraWulf” or the “Company”) held a Special Meeting of Stockholders. The results of the matters submitted to a stockholder vote at the Special Meeting were as follows:

Proposal 1 – Share Increase Amendment to the Amended and Restated Certificate of Incorporation of the Company: TeraWulf’s shareholders adopted a charter amendment (the “Share Increase Amendment”) to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 200,000,000 to 400,000,000 and increase the number of the Company’s preferred stock, par value $0.001 per share, from 25,000,000 to 100,000,000. The voting results for the Share Increase Amendment were as follows:

For	Against	Abstain	Broker Non-Vote
89,477,898	5,966,386	14,756	0

Proposal 2 – Written Consent Amendment to the Amended and Restated Certificate of Incorporation of the Company: TeraWulf’s shareholders adopted a charter amendment (the “Written Consent Amendment”) to remove the restriction on stockholder action by written consent. The voting results for the Written Consent Amendment were as follows:

For	Against	Abstain	Broker Non-Vote
90,492,449	4,940,567	26,024	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

Dated: February 24, 2023	By:	/s/ Stefanie Fleischmann
	Name:	Stefanie Fleischmann
	Title:	General Counsel and Corporate Secretary

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